Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript QD - Q3 2004 QUADRAMED CORP Earnings Conference Call Event Date/Time: Nov. 03. 2004 / 8:00AM ET Event Duration: 46 min

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FINAL TRANSCRIPT

QD - Q3 2004 QUADRAMED CORP Earnings Conference Call

CORPORATE PARTICIPANTS

Lawrence P. English

QuadraMed Corporation - Chairman, CEO, COO

John Wright

QuadraMed Corporation - CFO, EVP, Secretary

CONFERENCE CALL PARTICIPANTS

Chris Cook

Zazove - Analyst

Adrian McKay

Freestyle Fund Management - Analyst

Charles Gawlack

J. Giordano Securities Group - Analyst

Matt Campbell

Knott Partners - Analyst

Steve Sullivan

Horizon Financial Group - Analyst

Mark Whitman

Triage Capital Management - Analyst

Paul Sonz

Sonz Partners - Analyst

PRESENTATION

Operator

Good morning, ladies and gentlemen, and welcome to the QuadraMed Investor Conference Call. Today’s call is being recorded and webcast. Replays will be available on the QuadraMed website within 24 hours. All participants will be in a listen-only mode until the question-and-answer session. Instructions on how to participate in the session will be given at the conclusion of the presentation.

Let me take a moment to reference QuadraMed’s Safe Harbor statement under the Private Securities Litigation Reform Act. Presentations made during this conference call contain certain forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words believe, expect, anticipate, intend, plan, estimate, may, should, could and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as to the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission.

At this time I would like to introduce Lawrence P. English, QuadraMed’s Chairman and Chief Executive Officer. Please go ahead.

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

Thank you, operator, and good morning and thank all of you for joining us. With me on the call this morning is QuadraMed’s Chief Financial Officer, John Wright. I want to begin with a few comments on the announcements we made on Monday, and then I’ll have some comments on the quarter. John will discuss the financial statements, I’ll have some wrap-up comments, and then we’ll turn to your questions.

I have never worked with a finer executive than Mike Wilstead. We’ve been together at QuadraMed for four years. We have a great personal relationship. The company would not have survived its recent ordeals without Mike’s leadership of our operating units. Now I’m sure everyone listening has had experience with management teams whose first priority in self-preservation, keeping their jobs. That is not us.

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QD - Q3 2004 QUADRAMED CORP Earnings Conference Call

For Mike and I, the first priority is the creation of shareholder value. We are shareholders and we think and act like shareholders. As such, we concluded that the Company has evolved to the point where it did not need an exceptionally qualified COO and a qualified CEO. We also realized, with all the pressures on G&A spending from Sarbanes-Oxley and the constant need to invest in software development, this Company cannot afford to spend on redundant overhead. The only question left at that point was who should go and who should stay? We reviewed the pros and cons, we reviewed them with the Board and we reached the conclusion, for reasons stated in our press release, that I would stay. Be assured Mike did not get fired; I did not get demoted. We simply reached a decision that we are convinced is right for the Company, and we are both at peace with it. I am personally delighted to have the opportunity to continue to lead this fine Company. My enthusiasm for the challenge is as high as it ever was, as is my optimism for success.

The second announcement had to do with Jim Peebles’ election to the Board. We’ve been looking for a healthcare information technology expert to round out the outstanding talent we have on our Board of Directors. Jim is a real pioneer in this field and we are lucky to have him. He has over 35 years of healthcare information technology experience. He was the Co-founder, President and CEO of Sunquest Information Systems, which provided software tools to support clinical laboratories and other products. Sunquest, as most of you know, is now part of Misys. And most recently he was Co-founder, President and CEO of MIDS Inc., another healthcare information technology firm, providing software tools supporting the management of primary and acute care facilities. MIDS is now part of the healthcare solutions division of ACS Inc. And we welcome Jim to the Board.

Now let me make a few comments on the quarter. Once again, we categorize it as okay. We made only one new Affinity sale in the third quarter. While other products, including Affinity vertical sales, are performing well, it is clear that our biggest challenge is to regain sales momentum with our enterprise products and particularly attracting new customers to our flagship Affinity product.

Now, as I’ve said before, the selection cycle for Affinity is 12 to 18 months. And 12 months ago there were significant questions as to QuadraMed’s viability. As a consequence, we were cut out of the bidding process in many situations. Those questions did not disappear instantly with a resolution of our problems. Hospital executives do not always follow the financial press and they don’t check our website everyday. We have had to work hard to restore confidence in our brand. That means supporting our sales force and giving them the tools they need to tell the story of the new QuadraMed; Educating the consultants who advise our potential customers — they need to know about QuadraMed’s rebirth; introducing new products and aggressively promoting new products like our remote hosting subscription model; using direct marketing and telemarketing to get in front of the RFP process; and using web-based seminars as a forum for existing customers to promote the value of our products.

I might add this concept has been particularly successful for us. We’ve had some great presentations recently. For example, Keith Eggert, who is the Corporate Director of Patient Financial Services at Orlando Regional Healthcare, discussed how he has improved revenue cycle and cash flow using Affinity. Tom Lynch, Director of Pharmacy at Oneida Healthcare, discussed how he used the QuadraMed pharmacy system to help him comply with the JACO medication management standards. And Stan Padfield, System HI Director at Lee Memorial Health Systems, discussed how Quantim helped him to optimize reimbursements. More than 720 people listened to these live webinars. Another 220 viewed the archived presentations. Almost 10% of those attending the live webinars are prospects in our new or vertical pipeline. By the way, investors are welcome to view any of the archived presentations. If you want to learn more about our products, they are at the QuadraMed website.

Now all this time and effort to restore confidence in our brand takes time. We believe the efforts are paying off. The leading indicators I track include RFPs, demos, pipeline, are generally moving in the right direction. Total third-quarter bookings were flat with the second quarter. Affinity vertical sales were up sequentially and non-enterprise bookings on strong government sales were up sequentially. The total Company’s pipeline is up from year end of 2003. We believe we’re in a growing market, we have great products, a strong sales team, and we’re doing all the right things to gain sales momentum.

Another challenge in the quarter has been in our financial services division. We were hurt here by the decision of two large clients to insource some of collections we were doing for them. In response to the lost revenue, we’ve made changes in management, we’ve taken aggressive expense actions, and we made an important new sale in the quarter. We are determined that we’ll not let this business be a drain on our margins in 2005.

Other highlights of the quarter include continued success in product development. For the physicians will soon be introducing another Affinity model, known as MD prescription writing. And in 2005 the completion of the workflow modules for our Quantim product will be introduced.

Other highlights — we have the largest ever user group conference in September. More than 425 QuadraMed customers attended. And we held a successful strategic leadership forum with senior management people representing both customers and prospects exchanging views and giving us important feedback on our product development plans.

Now I will let John comment on the financial statements.

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FINAL TRANSCRIPT

QD - Q3 2004 QUADRAMED CORP Earnings Conference Call

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

Thank you, Larry. Let me begin by saying this was an okay quarter for us. Revenues were about $32 million, up from about $29.7 million or 8% from the same quarter last year, and about flat with the second quarter of 2004. Our cost of revenues and operating expenses this quarter were up by a similar dollar amount. So the result is the quarter with very similar operating results as the second quarter of this year.

Now, let me get into some of the specifics. We are not pleased with our revenue numbers this quarter. Much of the 8% growth mentioned previously is the result of increased maintenance revenue from our Detente and Tempus acquisitions which occurred earlier this year. Detente in February and Tempus at June 30th. Maintenance is a major part of the revenue streams at both of these operations.

Lower-than-expected Affinity sales have hurt our license revenue numbers, particularly in the third quarter. Hardware revenues are up this quarter, but this is a somewhat unpredictable revenue source and one that is not highly profitable for us. The further impact on third-quarter revenues was the very disappointing revenue from our financial services business. Revenues for the third quarter were $1.3 million, down significantly from 2.3 million in the same quarter of last year. And for the nine months, the decrease in revenues is almost as pronounced. At these levels of revenue, this operation is not profitable, and as a result, we’re looking at our alternatives. We intend to take as yet undefined actions to ensure that the burden of an unprofitable segment such as this does not burden us into 2005.

Our gross margins were unchanged for the second quarter at 57% and down slightly from the same quarter last year from 59%. We generally expect our gross margins on our service revenue to be very fairly constant from period to period. There can be more variability in margins on our license and hardware revenues. The 2% decrease in overall margins noted above is principally a result of lower margins on governmental HIM business, a business that had greater revenues this quarter over the same quarter of 2003, and because of greater low-margin hardware revenues.

Let’s take a look at our operating expenses. Our general and administrative costs were essentially flat from the second quarter, and up about 900,000 from the same quarter of 2003. Most of this increase comes from the G&A cost at Detente and Tempus of some $525,000. Also up from 2003 are bad debt expenses of about $1 million for the quarter and about $3 million for the year thus far. So after considering these two factors, you can see that we have made some progress in driving down our G&A costs, but we are still not where we want to be with G&A spending. Spending on legal matters, for example, is still significant.

And I’ll say a few more words about bad debts. Since the transition to Reston, we have made scrubbing our accounts receivable balance a big priority of our finance team. We want to drive down days in AR. This is the higher level of attention that existed prior to the move, and it has resulted in increased write-offs and provisions for bad debts. Our policy is, and will remain, one that calls for the immediate write-off of any known bad debt. We now believe we have worked our way through most of our potentially uncollectible accounts, but there can be no assurance that future charges to bad debts will not occur.

Spending on software development is continuing at an elevated rate from the prior year. For the quarter we spent $7.1 million on software development, up from 6 million for the same quarter last year and up about $300,000 over the prior quarter. This spending is the heart and soul of QuadraMed and we view it as essential to our future growth and success. Some $600,000 of the year-over-year increase results from Detente and Tempus spending.

Sales and marketing expenses were $6 million for the quarter, up from $5.7 million in the same quarter of last year, and about flat for the prior quarter. Sales and marketing expenses would have been down for the year-over-year comparison were it not for a more conservative way we are expensing sales commissions in 2004, the effect of which was about $700,000 for the quarter. And for the year-over-year increased amounts attributable to Detente and Tempus of 400,000.

Lastly, I would like to comment on our cash flow from operations for the quarter. In the first quarter of 2004 we had positive cash flow from operations of $1.8 million. We had cash used in operations of $9.5 million in the second quarter. And for the third quarter, we had cash used in operations of about 2 million. So, for the nine months ended September 30th, 2004, we had total cash used in operations of 9.7 million.

Reflected in the cash flow statement is a reduction in accounts receivable of some 4.7 million since the end of last year, in spite of purchased accounts receivable of 1.9 million from Detente and Tempus. As mentioned earlier, we are working diligently to better manage the age of our AR balances.

Also reflected in the cash flow statement is a reduction in deferred revenue of 5.8 million. Again, in spite of purchased deferred revenue at Detente and Tempus of $2.8 million. The balance in this deferred revenue account is principally driven by our revenue recognition policies and the speed at which we can install our products. We hope to drive the balance down by shortening installation time of our products, while at the same time increasing the balance with new sales.

The cash flow statement reflects capital expenditures of 3.5 million for the nine months as compared to 2.5 million for the same period last year. This increase is principally the result of greater spending for enhancement to our PeopleSoft system.

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FINAL TRANSCRIPT

QD - Q3 2004 QUADRAMED CORP Earnings Conference Call

I want to briefly cover a couple of other topics before turning it back over to Larry. First, our preferred stock offering. And second,

the status of our Sarbanes-Oxley 404 testing. As we mentioned during our second-quarter call, we issued 100 million of preferred stock in June of 2004, and used most of the proceeds to pay off our then-existing debt. I want to highlight how that transaction is reflected in our third-quarter financial statements. As you may recall from our last call, preferred stock has a somewhat unusual conversion feature that allows the holders of the stock to convert their shares to common shares during the first three years of the stock’s life. And if they do so, they are entitled to dividends of 5.5% per year for that three-year period. This feature made the accounting for the transaction a little unusual. Instead of accrediting the entire proceeds of the offering into an equity account, we bifurcated the proceeds into two items — the three-year dividend, which is shown as a current liability, and the equity amount, which is included in stockholders equity. This split was approximately 15 million into the liability account and 81 million into equity.

The statement of operations reflects a loss on the retirement of the debt of $14.9 million, 11.7 million reflected in the third quarter and 3.2 million in the second quarter. And in the third quarter, also has a preferred stock accretion charge below the net income line to reflect the required accretion associated with bifurcating the proceeds of the offering. All of the accounting for this transaction is more fully disclosed and discussed in our 10-Q for the quarter, which will be filed next week.

Let me make a few comments on what is every CFO’s, Controller’s, an Internal Auditor’s biggest headache of late, and that is Sarbanes-Oxley and Section 404. Like most public companies in America with a December year-end, we are working hard to meet the deadlines of Section 404 of Sarbanes-Oxley. We have spent many hours and dollars and have made great progress on documenting our internal controls, on testing those controls, and working with our external auditors on their plan to attest to our efforts. The requirements of this Act are complex and the interpretation of those rules continues to evolve. So while we feel we are doing what we should be doing to meet both the letter and the spirit of the law, and feel confident in our efforts, of course our success is not guaranteed. And from what we hear from others, almost all companies are struggling with this effort. We will include more of our thoughts on this topic in our 10-Q. Thank you. Larry?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

Thank you, John. Just some final comments. I believe a lot of things at QuadraMed are heading in the right direction. But as I said last quarter, the numbers will tell the story. To be profitable, we must increase sales, and we have a single-minded focus on doing so. We’re also still seeking acquisitions to round out our product line, and we continue to believe that there are compelling reasons for consolidation in this industry. We’d like to find opportunities to lead that consolidation.

We have begun our 2005 budgeting process. Our highest priority is to pour the coals on growth, particularly growth in new Affinity clients. And we’re focused on allocating resources that will give our salespeople the best possible tools. We’re carefully examining our product development and R&D budgets, and the relationship, the sales projections. We are determined to allocate the resources we need in a way that will produce the growth we need in 2005 and in the long term.

We’ll now turn to your questions.

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QD - Q3 2004 QUADRAMED CORP Earnings Conference Call

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Chris Cook, Zazove.

Chris Cook - Zazove - Analyst

Just a quick question on your expense levels. Has most of the noise, if not all of the noise, in your operating expense line items gone, and so we should expect expense levels like this going forward?

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

Chris, other than the items I mentioned, the sales commission charge resulting from a more conservative policy, it will continue through the end of this year, in which case a (indiscernible) of that will be over. The biggest thing we’re still continuing to see are some legal items. We’d like to think that’s over by the end of the year, but there could be no assurances of that. But everything is certainly tracking down, and with the exception of those two, we are getting to that less noise environment.

Chris Cook - Zazove - Analyst

And how big is the legal one-time, if you care to quantify?

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

I can just tell you, without getting too much into specifics, just for the quarter alone we were about half $1 million in excess of our budgeted amount. That gives you some idea of what we are talking about.

Operator

Adrian McKay, Freestyle Fund Management.

Adrian McKay - Freestyle Fund Management - Analyst

A couple of questions. How much was the sales commission charged that was just referred to? And then, from a bigger picture standpoint, how would you say the cross-marketing efforts are going between Tempus and Detente products, and for want of a better expression, the legacy QuadraMed products?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

I will let John answer the question about the size — the more conservative way we’re doing the commissions. As to the cross marketing, I’m very pleased. This is a very robust scheduling engine. We are building it into almost every Affinity proposal that we have, and there’s a great deal of activity in terms of vertical selling. There’s selling in the more robust scheduling engine into our existing pipeline. I’m very pleased with the way that is going, as I’m pleased with the way we’ve integrated the entire Tempus organization. I think that’s going to prove to be a very good acquisition for us. John?

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

On the more conservative accounting policy I referred to, that resulted in sales commissions $700,000 for the quarter, and it will be a like amount in the fourth quarter as well.

Adrian McKay - Freestyle Fund Management - Analyst

Just a follow-up on the acquisitions. I think you previously talked about Americanizing the Detente products. When would you expect them to come online? And when would you expect to see some real benefits from the cross-marketing activities that you were talking about, and recognizing that there is a leadtime from getting these sales contracts?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

The technology worker is done; it is ready for release. We will move it into beta in the first quarter, and we’re already building it into sales presentations.

Adrian McKay - Freestyle Fund Management - Analyst

That is on Detente?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

Detente, yes. Well, we’re trying to move away from these company names. We are integrating these businesses, so you’ll probably hear me referring to Affinity laboratory module in the future, but that’s what we bought from Detente. Just as we refer to the scheduling products as what we bought from Tempus.

Adrian McKay - Freestyle Fund Management - Analyst

So everything is going forward under the QuadraMed brand name?

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QD - Q3 2004 QUADRAMED CORP Earnings Conference Call

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

Yes, but because we have — Tempus was a pretty successful company selling stand-alone scheduling. We will continue to make those stand-alone sales, and there we will use the Tempus brand name.

Operator

Charles Gawlack, J. Giordano Securities Group.

Charles Gawlack - J. Giordano Securities Group - Analyst

Just wondering if you could give us the sales number into the governments? And then also if you could touch a little bit on the competitive landscape, if you’re seeing things heat up there?

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

First of all, on the government side, we just so not disclose that granularity within the HIM sales.

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

Directionally, we reported that the quarter was strong in that regard. It’s an important market for us, but we’ve not disclosed the specific details. Your second question was on the competitive landscape?

Charles Gawlack - J. Giordano Securities Group - Analyst

Yes, just wondering if you’re seeing things getting a little tougher, and whether it is into the VA hospitals or the community side of things?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

We have competition in every sector. But we’ve kind of been the leader in what we are doing in the governments sector. The competition is quite intense in what we refer to as our Enterprise and Affinity product line. There we have historically been, and continue to be, up against some very large competitors. We compete with Siemens and McKesson and Cerner Corporation, all of which are very large companies and have a lot of resources going for them. We compete with Eclypsis, and we compete with some smaller companies like CPSI and Meditech. So it is a competitive environment.

Our marketing is very focused, though. We know what our niche is, we know what our sweet spot is, we know what our strengths are. And we emphasize those strengths, and have traditionally been very successful in focusing on that target market. Say, 150 to a 400-bed community hospital is a real sweet spot for us, emphasizing the modularity of our products, our ability to integrate with legacy systems, our ability to give practical solutions, the money we have invested in clinical technology. So yes, it’s a tough, competitive environment. But we are in there fighting and we’re pretty good at it.

Charles Gawlack - J. Giordano Securities Group - Analyst

And then, I don’t know if this was a factor or not — did you see any delay tied to the election, people waiting to see the outcome? Anything there, holding back sales on the Affinity software?

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

I think the only thing I’ve noticed, I’m hoping we get some relief on 404 and Sarbanes-Oxley.

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

No, I don’t think so. Most business people I talked to did not see any policy changes as a results of the election that would curtail spending on healthcare technology. To the contrary, we think there’s some political things that we talked about in the past — the existence now of the healthcare czar and the emphasis the Health and Human Services department is putting healthcare technology. We think that the government pressure, no matter who is in office, is going to be toward increase spending, not decreasing it.

Charles Gawlack - J. Giordano Securities Group - Analyst

Just one final question. How are things going with building out in California? Any luck getting away from that?

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

We have not made a definitive decision on that as yet. We continue to find a use for that facility. As you know, we have other operations in California. We are exploring all kinds of options right now, but we have not made a decision. Probably hope to in the fourth quarter, but we have not made one yet.

Operator

Matt Campbell, Knott Partners.

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FINAL TRANSCRIPT

QD - Q3 2004 QUADRAMED CORP Earnings Conference Call

Matt Campbell - Knott Partners - Analyst

Is there any way you could quantify your pipeline, Larry? You said your pipeline is up from last year. Can you quantify that at all?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

I cannot. We can talk directionally, but we don’t give numbers, and there’s a lot of good reasons for that.

Matt Campbell - Knott Partners - Analyst

Are you looking to take more actions towards lowering your op-ex, and if so, what areas?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

I think I have always been known as a very aggressive cost cutter. And as we go through this budgeting process, all of my people expect that there’s going to be significant pressure for them to rationalize all the G&A spending. Just like the action we took this week. We are a small company, we’ve got to allocate our resources very, very carefully. We need to continue to do R&D spending. We need to maintain an aggressive sales force, and we have to really watch the overhead.

Matt Campbell - Knott Partners - Analyst

Great. And fourth quarter usually, from a historical viewpoint, has been a strong quarter. Would this quarter be any different from historical pattern?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

Again, we’re not making forward-looking statements. Dare I say that I plan to work as hard as I’ve ever worked in the fourth quarter. I think I can go that far, but I can’t make any predictions about what the results are going to be.

Matt Campbell - Knott Partners - Analyst

I guess to try to follow up to the question that I just tried — the comment you made previous regarding the enterprise sales, the Affinity sales, that there’s a 12 to 18 months cycle. And we are 12 months past that at this point, is that correct? From the resolution of (indiscernible)?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

No, no. When we went into this year, even though we resolved the restatement in 2003, we went into this year still carrying an SEC investigation, still carrying shareholder litigation, and still walking around with the balance sheet that shows significant negative shareholder equity. All of which raised serious questions about or long-term viability. So as you know from previous conference calls, we established early in the year the priority of fixing those things. And we didn’t get them all fixed until we completed the restructuring of our balance sheet in June. So I think the meter really runs from June, saying okay now you’ve got it all done, the SEC is behind you, the shareholder litigation has been settled, and the balance sheet now has a significant positive shareholder equity, and the company is debt free. So that’s when the problems were all resolved. And as I said in my comments, that doesn’t instantly click in the minds of all of our hospital customers. We’ve had to do a lot of marketing, a lot of sales work, a lot of promotional work, a lot of leg work to re-establish confidence in our brand. And I can assure you we’ve put an enormous amount of effort into that in the third quarter. But I don’t think you can start the meter running on when our problems were behind us until the refinancing in June.

Operator

Steve Sullivan, Horizon Financial Group.

Steve Sullivan - Horizon Financial Group - Analyst

Legal costs — I realize that, given your historical issues, that you are a little reluctant to delve into that issue at great lengths, but you suggested 500,000 over your budget. Can you give us a sense how much year-to-date that you might be over your budget? I was trying to figure out what the core operating metrics of this company is?

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

I would say the amount over budget in the third quarter is not dissimilar to the amounts that we experienced earlier in the year. I think we’ll just let it go with that.

Steve Sullivan - Horizon Financial Group - Analyst

You suggested that you’d hoped this would be over by the end of the year. Can you give me some thought process behind that statement?

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FINAL TRANSCRIPT

QD - Q3 2004 QUADRAMED CORP Earnings Conference Call

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

Any of the difficulties we’ve had are behind us, or in the tail end of being behind as. But we still have a matter with the former CEO that we are working. And there will be some disclosures about that in the 10-Q, and basically the answer is that they are continuing. Litigation is expensive and unfortunately this could move in that direction. There aren’t many issues we are working right now, so again, we’re hopeful we are in the downward tail of the legal costs. That’s about all I can say.

Steve Sullivan - Horizon Financial Group - Analyst

Second question I had for you — you suggested the financial service division was 1.3 million versus 2.3 million. That was the third quarter last year?

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

Yes, the comparable quarter a year ago.

Steve Sullivan - Horizon Financial Group - Analyst

Was it profitable last year at 2.3?

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

It was producing positive gross margins, of course, contributing to cover the overhead of the company. That’s no longer the case.

Steve Sullivan - Horizon Financial Group - Analyst

You suggested you are evaluating that situation. Can you give us more detail what’s really going on there? I’m a little unclear on what the factors are.

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

I don’t know how clear I can be, because I think we characterize our efforts as yet undetermined. We have a business that has seen a serious decline in revenue. We’ve changed management, we have cut costs. We’re doing everything possible to make new sales and get it built up. But we are not going to go into 2005 losing operation; we’re just not going to let that happen. And we’ll look at every option we have for making sure that that is not the case. And I think that’s as far as I can go.

Steve Sullivan - Horizon Financial Group - Analyst

My last question goes back to the San Rafael situation — last quarter I felt that you were giving us a signal that you were going to make a decision this quarter. Was something changed to the positive where you’re still evaluating it? Can you give me some more color there?

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

There’s nothing changed, really. We are still evaluating it. It didn’t get done in the third quarter. We’re being a little more creative now with options that may exist. For example, it’s a fairly large building, and maybe we can break it into pieces and do something with it. We are exploring that with the real estate people. Our goal all along is just to resolve this by the end of the year, and I think that is still what our thinking is.

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

And I think the accounting rules are very clear on how this operates. We have to abandon the building with no intention of ever occupying it. When the Board has reached that decision, we’ll take the charge, but we’re not there yet.

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

And we still have one or two people in the building —

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

We are doing everything we can to find subleases and other solutions for it.

Operator

(OPERATOR INSTRUCTIONS). Charles Gawlack, J. Giordano Securities Group.

Charles Gawlack - J. Giordano Securities Group - Analyst

This is regarding a fully diluted share count. If I add in the conversion, assuming our conversion on the preferred and the warrants, does that put your number somewhere around 72 million?

John Wright - QuadraMed Corporation - CFO, EVP, Secretary

One thing we have added to this 10-Q — of course you haven’t seen it yet, but you will Monday or so — is a schedule that spells all of this out. All of the stock, all of the options, warrants and the like. So if I can just say, if you can hold on a few days, you’ll have that in front of you.

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FINAL TRANSCRIPT

QD - Q3 2004 QUADRAMED CORP Earnings Conference Call

Operator

(OPERATOR INSTRUCTIONS). Mark Whitman, Triage Capital Management.

Mark Whitman - Triage Capital Management - Analyst

I didn’t hear this addressed, but I might have missed. Can you talk a little bit about the Affinity backlog and what you think is going on in fourth quarter and ’05?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

You didn’t miss it because we don’t talk about it. Mark, as you know, we don’t make forward-looking statements. And we also don’t disclose backlog numbers. What we did say is we made one Affinity sale in the third quarter. We did indicate that other product lines sequentially were moving in the right direction in terms of bookings, without disclosing the booking number. And that the pipeline has moved up; it is higher now than it was on 12/31/03. But that’s about all we can say. We are not able to quantify backlog numbers or pipeline numbers or booking numbers.

Mark Whitman - Triage Capital Management - Analyst

I thought you had said in the past, this year, some number of Affinity you are hoping to sign, though, a total number?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

I don’t think so. I mean, I think we have — people have made reference to how many we have sold in prior years. We’ve had that question. But we’ve been very careful to point out that that can be no guarantee or any indication on our part that that’s what’s going to happen this year. I will tell you we’re working hard to make them.

Operator

Mr. Whitman, anything further?

Mark Whitman - Triage Capital Management - Analyst

No. Thank you.

Operator

Adrian McKay, Freestyle Fund Management.

Adrian McKay - Freestyle Fund Management - Analyst

Just related to that topic, and I understand your hands are tied in terms of some of the things you can say. I think in the past you’ve experienced a sort of use-it-or-lose-it type of phenomenon with regards to some of your customers having a budget that they need to spend throughout the year, and sometimes that results in elevated fourth-quarter sales. My question relates to — is that still the case? And also, I think there were certain tax break for certain types of capital spending projects that expire this year. Do those tax breaks also apply to your customers too?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

It is true that industrywide the phenomena of fourth-quarter sales is significant. There is a seasonality to the healthcare information technology business across the board. And that seasonality does weight a lot of activity to the fourth quarter. And the phenomena that you mention of people having budgets that they want to commit is certainly part of it. Frankly, another part of it is there are some pretty smart buyers out there that know that public companies need to (indiscernible) numbers, and they think they can cut the best deal in the fourth quarter. So that phenomenon is accurate. Most of our customers are not taxpayers; they are not-for-profit hospitals. I don’t believe there’s any tax pressure that affects our sales phenomenon.

Operator

(OPERATOR INSTRUCTIONS). Paul Sonz, Sonz Partners.

Paul Sonz - Sonz Partners - Analyst

I got on the call late, so you may have already discussed this. But I was very interested in the recent management changes, and I wondered if you could discuss them a little bit more.

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

Well, we did discuss it in great detail, Paul. And there is a press release and an 8-K. And I believe the 8-K included my letter to employees.

And that is the story. It is a very simple fact that Mike and I jointly concluded that the Company had evolved to the point where we don’t need a CEO and a COO. And we both think like shareholders. So we looked at which one of us should leave, and for reasons described in the press release, decided it the way we did. There’s nothing more to be read into it.

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FINAL TRANSCRIPT

QD - Q3 2004 QUADRAMED CORP Earnings Conference Call

Paul Sonz - Sonz Partners - Analyst

Well, the question that I had — I can’t remember in all the years I’ve been doing this a company that was apparently or supposedly on a growth path where they decided they needed less management talent, especially where the 2 principals involved indicated indifference as to who ran the company, which would tend to indicate that they thought they were both equally capable. In a growing company, if you have 2 people as capable at that, I would tend to think you would want to hold onto them because you’d need that to handle the growth as it occurred.

So I was concerned that — I considered, obviously, Larry to be very capable. And when you were indifferent to whether you or he ran the company, and you obviously are both shareholders, I was kind concerned that this was indicative that your expectations for growth was limited.

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

No, to the contrary. With no guarantee that we’re going to get it, we think we are in a growing market. And our emphasis is on growth. Our desire is for growth. You should not read that into it.

I think you can look at the history of this Company and say that when Mike went into the COO role, we had other businesses that we have since divested. And then we went into a period of great crisis, with restatements and the need to refinance a couple of times.

And there were 2 jobs. My focus was on the accounting and the changes in our finance department and getting the restatements done and dealing with the legal matters and the SEC, and then dealing with the balance sheet, and renegotiating the bonds, and renegotiating the debt the second time. That was pretty much a full-time job. Mike ran the operations.

And when we got that stuff behind us, we simply realized that we don’t need 2 levels. And I think what you should read into it is that we are acutely aware of the need to husband our resources and to focus on R&D spending and sales and marketing spending, and to cut G&A, which is, I think, the right way to run a company. So that’s what you should read into it — certainly not, if I heard your question right, like are we throwing in the towel on growth. We clearly are not.

Paul Sonz - Sonz Partners - Analyst

What is the total savings you will benefit from his leaving?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

You can look at the last year’s proxy statement and get a pretty good reading on it. But you know, high-level executives are expensive. You got salary, you got bonus, you’ve got all those components — travel and so far and so on. It’s not inconsequential.

Operator

Mark Whitman, Triage Capital Management.

Mark Whitman - Triage Capital Management - Analyst

I think your press release said Mike is working till year and?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

He will work with me on the transition to year-end. But I’ve taken responsibility for his direct reports immediately.

Mark Whitman - Triage Capital Management - Analyst

And he’s not on his call at all?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

He is not.

Mark Whitman - Triage Capital Management - Analyst

And there’s no statement about his — you talked about significant ownership and shareholder-friendly, there’s no — I mean, it would been nice to have him on the call saying, yes, I’m leaving, but I’m not selling my stock, and I believe in the future of this company. But you can’t probably say that for him, right?

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

No, I can’t.

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FINAL TRANSCRIPT

QD - Q3 2004 QUADRAMED CORP Earnings Conference Call

Operator

And at this time, there are no further questions in the queue. I will now turn the conference back over to Mr. Larry English for any closing or additional remarks.

Lawrence P. English - QuadraMed Corporation - Chairman, CEO, COO

The only closing remark is to thank all of you for your continued support and participation, and to assure you that we have a quality group of people who are dedicated to the success of this company. And we will continue to work very hard to ensure that it happens. Thank you very much.

Operator

And that does conclude today’s conference call. Thank you very much for joining us. You may now disconnect.

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